As filed with the Securities and Exchange Commission on June 28, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

GLOBAL MEDICAL REIT INC.

(Exact name of registrant as specified in its governing documents)

_______________

4800 Montgomery Lane, Suite 450

Bethesda, MD 20814

(202) 524-6851

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Young

Global Medical REIT Inc.

4800 Montgomery Lane, Suite 450

Bethesda, MD 20814

(202) 524-6851

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. LeBey Vinson & Elkins L.L.P. 7400 Beaufont Springs Drive, Suite 300 Richmond (804) 327-6310 (804) 479-8286 (fax)	Wayne D. Boberg Winston & Strawn LLP 35 W. Wacker Drive Chicago, Illinois 60601 (312) 558-5600 (312) 558-5700 (fax)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ File No. 333-210566

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Proposed Maximum	Amount of
Securities To Be Registered	Registered(1)	per Share(2)	Aggregate Offering Price	Registration Fee(3)
Common Stock, par value $0.001 per share	4,535,000	$10	$45,350,000	$4,566.75

(1)	Represents only the additional number of shares of common stock being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock.

(2)	Based upon the public offering price.

(3)	The registrant previously registered an aggregate of $125,580,000 of common stock on its Registration Statement on Form S-11 (File No. 333-210566), for which filing fees of $12,645.91 were paid.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

explanatory note

This registration statement is being filed with respect to the registration of additional shares of common stock of Global Medical REIT Inc., a Maryland corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-11 (Registration No. 333-210566), initially filed by Global Medical REIT Inc. with the Securities and Exchange Commission on April 1, 2016, as amended by Amendment No. 1 thereto filed on May 20, 2016, Amendment No. 2 thereto filed on June 10, 2016, Amendment No. 3 thereto filed on June 15, 2016, Amendment No. 4 thereto filed on June 16, 2016 and Amendment No. 5 thereto filed on June 17, 2016, and which was declared effective on June 28, 2016, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

part ii

information not required in prospectus

ITEM 36.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit
Number		Description

5	.1*	Opinion of Venable LLP
8	.1*	Opinion of Vinson & Elkins L.L.P. with respect to tax matters
23	.1*	Consent of Venable LLP (included in Exhibit 5.1)
23	.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)
23	.3*	Consent of MaloneBailey, LLP
23	.4*	Consent of Watkins Uiberall, PLLC
23	.5*	Consent of CPWR, LLC
24.1		Power of Attorney (included on the signature page to the Registration Statement on Form S-11 (File No. 333-210566) initially filed with the Commission on April 1, 2016 and incorporated by reference herein)

* Filed herewith

(b)	Financial Statement Schedules

None.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, Maryland, on this 28th day of June, 2016.

Global Medical REIT Inc.

By:	/s/ David A. Young
	Name:	David A. Young
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Young	Director and Chief Executive Officer (Principal Executive Officer)	June 28, 2016
David A. Young

*	Chief Financial Officer (principal financial officer and principal accounting officer)	June 28, 2016
Donald McClure

*	Director	June 28, 2016
Jeffrey Busch

*	Director	June 28, 2016
Henry Cole

*	Director	June 28, 2016
Matthew L. Cypher, Ph. D

*	Director	June 28, 2016
Kurt R. Harrington

*	Director	June 28, 2016
Zhang Jingguo

*	Director	June 28, 2016
Ronald Marston

*	Director	June 28, 2016
Dr. Roscoe Moore

*	Director	June 28, 2016
Zhang Huiqi

* By:	/s/ David A. Young
David A. Young
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description

5	.1*	Opinion of Venable LLP
8	.1*	Opinion of Vinson & Elkins L.L.P. with respect to tax matters
23	.1*	Consent of Venable LLP (included in Exhibit 5.1)
23	.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)
23	.3*	Consent of MaloneBailey, LLP
23	.4*	Consent of Watkins Uiberall, PLLC
23	.5*	Consent of CPWR, LLC
24.1		Power of Attorney (included on the signature page to the Registration Statement on Form S-11 (File No. 333-210566) initially filed with the Commission on April 1, 2016 and incorporated by reference herein)

* Filed herewith